UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 9, 2016

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300
New York, New York	10176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Shareholders of ABM Industries Incorporated was held on March 9, 2016.

(b)	The following directors were elected by a vote of shareholders, each to serve for a term ending at the annual meeting of stockholders in the year 2019: Luke S. Helms, Sudhakar Kesavan, and Lauralee E. Martin.

The following directors remained in office: Linda Chavez, J. Philip Ferguson, Anthony G. Fernandes, Thomas M. Gartland, Maryellen C. Herringer, Scott Salmirs, and Winifred Markus Webb.

The following matters were voted upon at the meeting:

(1)  Proposal 1 - Election of Directors

Nominees	For	Withheld	Broker Non-Votes

Luke S. Helms	45,451,859	2,508,320	4,172,075

Sudhakar Kesavan	47,464,578	495,601	4,172,075

Lauralee E. Martin	46,993,375	966,804	4,172,075

(2)	Proposal 2 - Ratification of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstentions

51,595,569	496,150	40,535

(3)	Proposal 3 - Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes

45,167,570	2,713,840	78,769	4,172,075

(4)	Proposal 4 – Approval of Amendment of the 2004 Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes

47,800,272	87,886	72,021	4,172,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: July 18, 2016	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and
General Counsel